Exhibit 99.1
March 1, 2007
Lenders under the ABL Credit Agreement (as defined below)
c/o
Bank of America, N.A., as Agent
CA9-513-09-01
55 South Lake Avenue, Suite 900
Pasadena, CA 91101

Attention:	Mr. Michael R. Williamson
Portfolio Manager

Re:	Limited Waiver Relating to Proposed Issuance of Debt
Lenders under the ABL Credit Agreement:
     Reference is made to that certain First Amended and Restated Credit Agreement dated as of May 18, 2006 by and among Levi Strauss & Co., a Delaware corporation (“LS&Co.”), and Levi Strauss Financial Center Corporation, a California corporation (“LSFCC” and, together with LS&Co., the “ABL Borrowers”), the several financial institutions from time to time party thereto (the “Lenders”), the several financial institutions party thereto as Co-Documentation Agents, the financial institution party thereto as Sole Lead Arranger and Sole Book Manager and Bank of America, N.A. as Agent and Sole Syndication Agent (as amended, restated, supplemented or otherwise modified from time to time, the “ABL Credit Agreement”; the terms defined therein being used herein as therein defined).
     Under the terms of the Credit Agreement, a number of the restrictions contained in the covenants are not applicable during a Minimum Excess Availability Period and with respect to Capital Markets Transactions. The ABL Borrowers have been presented with an opportunity to refinance certain existing debt securities with unsecured term debt with a lower interest rate and a longer maturity. Though the form of this proposed debt does not technically meet the requirements of a Capital Markets Transaction, the covenants of such debt will be substantially similar to those contained in recent Capital Markets Transactions by LS&Co.

     The ABL Borrowers request that Majority Lenders execute and return a counterpart to this letter, thereby acknowledging that Majority Lenders waive the ABL Borrowers’ compliance with the provisions of Section 7.25 of the Credit Agreement (prohibiting the inclusion of negative pledge provisions in certain agreements) to the extent, and only to the extent, necessary to permit LS&Co. to enter into a loan agreement with respect to approximately $350,000,000 of senior unsecured debt containing covenants (including negative pledge provisions) substantially similar to LS&Co.’s Floating Rate Senior Notes due 2012.
     Without limiting the generality of the provisions of Section 11.1 of the Credit Agreement, the waiver set forth in the foregoing paragraph shall be limited precisely as written and relates solely to the waiver of Section 7.25 described above, and nothing in this letter shall be deemed to (a) constitute a waiver of compliance by the ABL Borrowers with respect to (i) Section 7.25 of the ABL Credit Agreement in any other instance or (ii) any other term, provision or condition of the ABL Credit Agreement or any other instrument or agreement referred to therein or (b) except as expressly set forth in the foregoing paragraph, prejudice any right or remedy that the Agent or any Lender may now have or may have in the future under or in connection with the ABL Credit Agreement or any other instrument or agreement referred to therein. Except as expressly set forth herein, the terms, provisions and conditions of the ABL Credit Agreement and the other Loan Documents shall remain in full force and effect and in all other respects are hereby ratified and confirmed. This letter shall constitute a Loan Document.
     THIS LETTER AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THAT WOULD REQUIRE APPLICATION OF ANOTHER LAW.
     This letter may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. The agreement set forth herein shall become effective as of the date hereof upon the execution of counterparts hereof by the ABL Borrowers and by the Agent and receipt by the ABL Borrowers and the Agent of written or telephonic notification of such execution and authorization of delivery thereof.
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     Each of the Loan Parties other than the Borrowers listed on the signature pages hereof (the “Subsidiary Parties”) hereby acknowledges and agrees that the Subsidiary Guaranty and each of the Collateral Documents (collectively, the “Credit Support Documents”) to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this letter. Each Subsidiary Party represents and warrants that all representations and warranties contained in the Credit Agreement and the Credit Support Documents to which it is a party or otherwise bound are true, correct and complete in all material respects on and as of the date hereof to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.
     Each Subsidiary Party acknowledges and agrees that (i) such Subsidiary Party is not required by the terms of the Credit Agreement or any other Loan Document to consent to the limited waiver effected by this letter and (ii) nothing in the Credit Agreement, this letter or any other Loan Document shall be deemed to require the consent of such Subsidiary Party to any future waivers relating to the Credit Agreement.
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